Exhibit 99.1

Merrimack Reports Fourth Quarter and Full-Year 2016 Financial Results

Cambridge, Massachusetts, March 1, 2017 — Merrimack Pharmaceuticals, Inc. (NASDAQ: MACK) today announced its fourth quarter and full year 2016 financial results for the period ended December 31, 2016.

Key Recent Events

•	As announced on January 8, 2017, Merrimack entered into an asset purchase and sale agreement with Ipsen S.A. under which Merrimack will sell ONIVYDE® and its generic version of doxorubicin hydrochloride (HCI) liposome injection to Ipsen for up to $1.025 billion, plus up to $33.0 million in net milestone payments retained by Merrimack pursuant to Merrimack’s license and collaboration agreement with Shire. A special meeting of Merrimack’s stockholders is scheduled for March 30, 2017 to consider and vote on the asset sale. Merrimack anticipates completing the asset sale shortly after approval of the asset sale at the special meeting.

•	Merrimack also announced on January 8, 2017 the conclusion of a comprehensive pipeline review by its Board of Directors, which resulted in the identification of the three most promising clinical programs to focus its development efforts on going forward: MM-121, MM-141 and MM-310.

•	Merrimack appointed Dr. Richard Peters as President and Chief Executive Officer, effective February 6, 2017. Dr. Peters succeeded Gary Crocker, Chairman of the Board, who was serving as Interim President and Chief Executive Officer prior to Dr. Peters’ appointment.

“This is an exciting and important time for Merrimack as we are refocusing into an earlier-stage, R&D-focused biopharmaceutical company,” said Dr. Peters. “The transaction with Ipsen, once completed, will allow for the immediate return of cash to stockholders, while also providing Merrimack with an infusion of capital that we believe will fund our streamlined oncology pipeline into the second half of 2019. We are confident that our clinical stage assets have the potential to benefit cancer patients around the world and drive Merrimack’s long-term success and stockholder value creation.”

Fourth Quarter and Full Year 2016 Financial Results

The following summarizes Merrimack’s financial results from the year ended December 31, 2016:

•	Aggregate research and development and selling, general and administrative expenses for the year ended December 31, 2016, when calculated in accordance with GAAP, were $241.6 million. This amount includes $35.5 million of milestone payments made to PharmaEngine. This corresponds to aggregate research and development and selling, general and administrative expenses, excluding milestone payments to PharmaEngine, a non-GAAP financial measure, of $206.1 million for the year ended December 31, 2016. As a result of Merrimack’s various cost control measures, these amounts are within the lowered GAAP and non-GAAP guidance ranges previously provided by Merrimack;

•	Product revenues from the commercial sale of ONIVYDE, net of discounts, allowances and reserves, were $53.1 million for the year ended December 31, 2016, compared to $4.3 million for the year ended December 31, 2015;

•	License and collaboration revenues were $87.1 million for the year ended December 31, 2016, compared to $85.0 million for the year ended December 31, 2015. This amount includes $40.0 million of substantive milestones achieved during the year ended December 31, 2016 under Merrimack’s license and collaboration agreement with Shire, compared to $20.0 million of substantive milestones achieved under this collaboration during the year ended December 31, 2015;

•	Restructuring expenses were $5.9 million for the year ended December 31, 2016 and were related to the previously-announced 22% reduction in headcount that occurred in October 2016 as part of a major corporate restructuring with the objective of prioritizing Merrimack’s research and development on a focused set of systems biology-derived oncology products and strengthening its financing runway;

•	Interest expense was $43.6 million for the year ended December 31, 2016, compared to $19.2 million for the year ended December 31, 2015. This $24.4 million increase was primarily due to a $14.6 million one-time, non-cash loss related to the conversion of an aggregate principal amount of $64.2 million of Merrimack’s convertible notes in April 2016 as well as interest incurred on its senior secured notes that were issued in December 2015; and

•	Net loss attributable to Merrimack for the year ended December 31, 2016 was $151.7 million, or $1.21 per share, compared to a net loss attributable to Merrimack of $148.0 million, or $1.33 per share, for the year ended December 31, 2015.

The following summarizes Merrimack’s financial results from the quarter ended December 31, 2016:

•	Product revenues from the commercial sale of ONIVYDE, net of discounts, allowances and reserves, were $15.8 million for the quarter ended December 31, 2016, compared to $14.5 million for the quarter ended September 30, 2016. This represents an increase of $1.3 million, or 9%, over the prior quarter;

•	License and collaboration revenues were $44.1 million for the quarter ended December 31, 2016, compared to $12.4 million for the quarter ended September 30, 2016. This $31.7 million increase is primarily due to the achievement of $30.0 million of substantive milestones during the fourth quarter under Merrimack’s license and collaboration agreement with Shire;

•	Aggregate research and development and selling, general and administrative expenses for the quarter ended December 31, 2016, when calculated in accordance with GAAP, were $79.2 million compared to $50.1 million for the quarter ended September 30, 2016. This represents an increase of $29.1 million, or 58%. The majority of this increase was related to $25.5 million of milestone payments owed to PharmaEngine in the fourth quarter of 2016;

•	Restructuring expenses were $5.0 million for the quarter ended December 31, 2016; and

•	Net loss attributable to Merrimack for the quarter ended December 31, 2016 was $32.4 million, or $0.25 per share, compared to a net loss attributable to Merrimack of $30.1 million, or $0.23 per share, for the quarter ended September 30, 2016.

A table reconciling aggregate research and development and selling, general and administrative expenses, excluding milestone payments to PharmaEngine, a non-GAAP financial measure, to aggregate research and development and selling, general and administrative expenses calculated in accordance with GAAP is included at the end of this press release.

2017 Financial Outlook

Upon the closing of the asset sale, Merrimack will receive a $575.0 million upfront cash payment from Ipsen (subject to a working capital adjustment as provided in the asset purchase and sale agreement). Merrimack expects to use these proceeds to declare and pay a special cash dividend of at least $200.0 million to stockholders and use an additional $195.1 million to redeem its senior secured notes. Additionally, if the asset sale is consummated and certain milestones are met with Shire, Merrimack expects to receive up to an aggregate of $33.0 million in net milestone payments in 2017. Merrimack believes that these potential cash inflows, along with the completion of the headcount reduction and refocused research and development efforts that were announced in January 2017, will provide financial resources sufficient to fund its operations into the second half of 2019.

Conference Call and Webcast

Merrimack will host a live conference call and webcast today, Wednesday, March 1, 2017 at 8:30 a.m., Eastern Time, to provide an update on Merrimack’s progress and a summary of these results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode

71929949. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, investors.merrimack.com, and a replay of the call will be archived there for six weeks following the call.

About Merrimack

Merrimack Pharmaceuticals is a biopharmaceutical company based in Cambridge, Massachusetts. More information can be found at www.merrimack.com.

Additional Information about the Transaction and Where to Find It

This disclosure is being made in respect of the asset sale contemplated by the asset purchase and sale agreement between Merrimack and Ipsen. In connection with the proposed asset sale, Merrimack recently filed a proxy statement and other relevant material with the Securities and Exchange Commission (the “SEC”). This communication does not constitute a solicitation of any vote or proxy from any stockholder of Merrimack. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND OTHER RELEVANT DOCUMENTS AND MATERIALS FILED WITH THE SEC AND INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ASSET SALE. The definitive proxy statement has been mailed to Merrimack’s stockholders. In addition, the proxy statement and other documents are available free of charge at the SEC’s internet website, www.sec.gov. The proxy statement and other pertinent documents may be obtained free of charge at Merrimack’s website, www.merrimack.com, or by directing a written request to Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, telephone number 617-441-1000.

Participants in the Solicitation

Merrimack and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the special meeting. Information about Merrimack’s directors and executive officers is included in Merrimack’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016 and the proxy statement for Merrimack’s 2016 annual meeting of stockholders filed with the SEC on April 25, 2016. Additional information regarding these persons and their interests in the transaction is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on February 14, 2017. These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This release contains forward-looking statements of Merrimack that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this release are forward-looking statements. Forward looking statements can be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Merrimack’s forward-looking statements include, among others, statements about potential milestone payments, Merrimack’s expectations with respect to the consummation of the proposed transaction with Ipsen, its ability to fund its operations, including continued investment in its research and development pipeline, its ability to return cash to stockholders and the potential benefit and utility of its product candidates. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the asset sale (including the failure to obtain stockholder approval); whether Merrimack’s expenses are as predicted; and those risk factors discussed in Merrimack’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 9, 2016 and its other filings with the SEC. The forward-looking statements in this release represent Merrimack’s views as of the date of this release. Merrimack anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Merrimack’s views as of any date subsequent to the date of this release.

Merrimack Pharmaceuticals, Inc.

Consolidated Statements of Operations and

Comprehensive Loss Data (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except per share amounts)	2016	2015	2016	2015
Revenues:
Product revenues, net	$15,752	$4,328	$53,064	$4,328
License and collaboration revenues	44,057	17,090	87,119	84,930
Other revenues	1,431	—	4,090	—

Total revenues	61,240	21,418	144,273	89,258
Costs and expenses:
Cost of revenues	3,319	46	6,912	46
Research and development expenses	54,961	44,740	160,917	160,988
Selling, general and administrative expenses	24,206	19,335	80,729	57,795
Restructuring expenses	5,047	—	5,856	—

Total costs and expenses	87,533	64,121	254,414	218,829

Loss from operations	(26,293)	(42,703)	(110,141)	(129,571)
Other income and expenses, net	(7,334)	(5,365)	(43,377)	(18,216)

Net loss	(33,627)	(48,068)	(153,518)	(147,787)
Net (loss) income attributable to non-controlling interest	(1,178)	(242)	(1,778)	170

Net loss attributable to Merrimack	$(32,449)	$(47,826)	$(151,740)	$(147,957)

Other comprehensive income	2	—	—	74

Comprehensive loss	$(32,447)	$(47,826)	$(151,740)	$(147,883)

Net loss per share available to common stockholders - basic and diluted	$(0.25)	$(0.41)	$(1.21)	$(1.33)
Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	129,806	115,595	125,334	111,356

Merrimack Pharmaceuticals, Inc.

Selected Balance Sheet Data (unaudited)

	December 31,
(in thousands)	2016	2015
Cash and cash equivalents	$21,524	$185,606
Working capital	(30,787)	97,648
Total assets	81,483	234,880
Total liabilities	334,142	418,569
Total stockholders’ deficit	(251,120)	(183,928)

Merrimack Pharmaceuticals, Inc.

Selected Cash Flow Data (unaudited)

	Years Ended December 31,
(in thousands)	2016	2015
Net cash used in operating activities	$(170,241)	$(105,356)
Net cash (used in) provided by investing activities	(3,257)	75,110
Net cash provided by financing activities	9,416	180,164

Net (decrease) increase in cash and cash equivalents	$(164,082)	$149,918

This press release presents information regarding aggregate research and development and selling, general and administrative expenses, excluding milestone payments to PharmaEngine, which is a financial measure not calculated in accordance with GAAP. Merrimack is providing non-GAAP information that excludes one-time milestone payments to PharmaEngine because of the nature of these items and the impact they have on the analysis of underlying business performance and trends, including the fact that these milestone payments to PharmaEngine are entirely offset by milestone payments from Shire. Management believes that providing information regarding adjusted aggregate research and development and selling, general and administrative expenses enhances investors’ understanding of Merrimack’s performance and of trends that facilitate comparisons between periods. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP. Management also uses aggregate research and development and selling, general and administrative expenses, excluding milestone payments to PharmaEngine, to establish budgets and operational goals and to manage Merrimack’s business.

The following is a reconciliation of GAAP amounts to non-GAAP amounts:

Merrimack Pharmaceuticals, Inc.

Reconciliation to Aggregate Research and Development and Selling,

General and Administrative Expenses, Excluding Milestone

Payments to PharmaEngine (unaudited)

(in millions)	Year Ended December 31, 2016
Aggregate research and development and selling, general and administrative expenses (GAAP measure)	$241.6
Less: expenses related to one-time milestone payments to PharmaEngine	(35.5)

Aggregate research and development and selling, general and administrative expenses, excluding milestone payments to PharmaEngine (non-GAAP measure)	$206.1

CONTACT:

Geoffrey M. Grande, CFA

617-441-7602

ggrande@merrimack.com